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                                                                    EXHIBIT 21.1

                       Subsidiaries of Pet Quarters, Inc.


(1) PQ Acquisition Company, Inc.

(2) PQ Acquisition Company II, Inc.

(3) Chartendure Limited

(4) Allpets.com, Inc.

(5) WeRPets.com, Inc.

(6) Wellstone Acquisition Corporation